Registration No. 333-114849
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                                    CRANE CO.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                         13-1952290
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)


                            100 FIRST STAMFORD PLACE
                           STAMFORD, CONNECTICUT 06902
                    (Address of principal executive offices)


                       CRANE CO. 2004 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                               AUGUSTUS I. DUPONT
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                    CRANE CO.
                            100 FIRST STAMFORD PLACE
                           STAMFORD, CONNECTICUT 06902
                     (Name and address of agent for service)

                                 (203) 363-7300
          (Telephone number, including area code, of agent for service)


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







                                 DEREGISTRATION

     This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-114849) (the "2004 Plan Registration Statement") is filed for the purpose of acknowledging and advising that (i) the Registrant has replaced the Registrant's 2004 Stock Incentive Plan (the "2004 Plan") with the Registrant's 2007 Stock Incentive Plan (the "2007 Plan") and (ii) the Registrant has filed a new Registration Statement on Form S-8 on April 23, 2007 for the 2007 Plan (the "2007 Plan Registration Statement"). The 2007 Plan Registration Statement registers an aggregate of 3,000,000 shares of the Registrant's common stock, par value $1.00 per share ("Common Stock"). Of the aggregate shares of Common Stock being registered under the 2007 Plan Registration Statement, 595,781 shares of Common Stock are hereby carried forward, in accordance with Instruction E of Form S-8, from those shares previously registered under the 2004 Plan Registration Statement, but not issued or otherwise allocated to outstanding awards under the 2004 Plan (the "Unallocated Shares"). As a result of this transfer, the Unallocated Shares will not be available for offer and sale under the 2004 Plan after the effective date of this Post-Effective Amendment No. 2.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 23rd day of April, 2007.


                    CRANE CO.


                    By:      *
                        --------------------------------------------------------
                               Eric C. Fast
                               President, Chief Executive Officer and a Director



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:



          Signature                                      Capacity                                   Date
         ----------                                      --------                                   ----
           *
------------------------------------          Chairman of the Board and a Director                April 23, 2007
R. S. Evans

           *                                  President, Chief Executive Officer and a            April 23, 2007
------------------------------------          Director
E. C. Fast


/s/ J. R. Vipond                             Vice President, Finance and Chief                    April 23, 2007
------------------------------------         Financial Officer (Principal Financial
J. R. Vipond                                 Officer)

           *                                 Vice President, Controller (Principal                April 23, 2007
------------------------------------         Accounting Officer)
J. A. Nano

           *                                 Director                                             April 23, 2007
------------------------------------
E. T. Bigelow, Jr.


/s/ D. G. Cook                               Director                                             April 23, 2007
------------------------------------
D. G. Cook

           *                                 Director                                             April 23, 2007
------------------------------------
K. E. Dykstra

           *                                 Director                                             April 23, 2007
------------------------------------
R. S. Forte



          Signature                                      Capacity                                   Date
         ----------                                      --------                                   ----

           *                                 Director                                             April 23, 2007
-----------------------------------
D. R. Gardner

           *                                 Director                                             April 23, 2007
------------------------------------
W. E. Lipner


/s/ P. R. Lochner, Jr.                       Director                                             April 23, 2007
------------------------------------
P. R. Lochner, Jr.

           *                                 Director                                             April 23, 2007
------------------------------------
C. J. Queenan, Jr.

           *                                 Director                                             April 23, 2007
-----------------------------------
J. L. L. Tullis


/s/ R. F. McKenna                            Director                                             April 23, 2007
------------------------------------
R. F. McKenna



* By: /s/ Christopher Dee
      -------------------
Name: Christopher Dee
Title: Attorney-in-Fact